As filed with the Securities and Exchange Commission on July 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ImmuCell Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-0382980
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

56 Evergreen Drive

Portland, ME 04103

(Address of Principal Executive Offices, Zip Code)

2017 Stock Option and Incentive Plan

(Full title of the plan)

Michael F. Brigham

President, Chief Executive Officer and Treasurer

ImmuCell Corporation

56 Evergreen Drive

Portland, ME 04103

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by ImmuCell Corporation, a Delaware corporation (the “Registrant”) for the purpose of registering an additional 350,000 shares of the Registrant’s common stock, par value $0.10 per share (the “Common Stock”) to be issued pursuant to the Registrant’s 2017 Stock Option and Incentive Plan (the “Plan”), which shares of Common Stock are securities of the same class and relate to the same employee benefit plan as other securities for which Registration Statements on Form S-8 have previously been filed and are effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2020 (File No. 333-237428) relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s 1987 Registration Statement No. 33-12722 on Form S-1).
4.2	Certificate of Amendment to the Registrant’s Certificate of Incorporation effective July 23, 1990 (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 27, 2009).
4.3	Certificate of Amendment to the Registrant’s Certificate of Incorporation effective August 24, 1992 (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 27, 2009).
4.4	Certificate of Amendment to the Registrant’s Certificate of Incorporation effective June 16, 2016 (incorporated by reference to Exhibit 3.1 of the Registrant’s Amended Current Report on Form 8-K/A filed on June 16, 2016).
4.5	Certificate of Amendment to the Registrant’s Certificate of Incorporation effective June 18, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed with the SEC on June 18, 2018).
4.6	Certificate of Amendment to the Registrant’s Certificate of Incorporation effective June 11, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on June 11, 2020).
4.7	Bylaws of the Registrant as amended (incorporated by reference to Exhibit 3.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 27, 2009).
4.8	Rights Agreement dated as of September 5, 1995, between the Registrant and American Stock Transfer and Trust Co., as Rights Agent, which includes as Exhibit A thereto the form of Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 as filed with the SEC on May 5, 2009).
4.9	First Amendment to Rights Agreement, dated as of June 30, 2005 (incorporated by reference to Exhibit 4.1A to the Registrant’s Current Report on Form 8-K as filed with the SEC on July 5, 2005).
4.10	Second Amendment to Rights Agreement, dated as of June 30, 2008 (incorporated by reference to Exhibit 4.1A of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 27, 2009).
4.11	Third Amendment to Rights Agreement, dated as of August 9, 2011 (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2011 as filed with the SEC on August 15, 2011).
4.12	Fourth Amendment to Rights Agreement, dated as of June 16, 2014 (incorporated by reference to Exhibit 4.1D of the Registrant’s Current Report on Form 8-K filed on June 17, 2014).
4.13	Fifth Amendment to Rights Agreement, dated as of April 15, 2015 (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2015 as filed with the SEC on May 12, 2015).
4.14	Sixth Amendment to Rights Agreement, dated as of August 10, 2017 (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2017 as filed with the SEC on August 14, 2017).
4.15	Seventh Amendment to Rights Agreement, dated as of August 10, 2022 (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on form 10-Q for the three-month period ended June 30, 2022 as filed with the SEC on August 11, 2022).
4.16	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 30, 2021).
5*	Opinion of Pierce Atwood LLP
23.1*	Consent of Pierce Atwood LLP (included in Exhibit 5)
23.2*	Consent of Independent Registered Accounting Firm, Wipfli LLP
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1	2017 Stock Option and Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2017 as filed with the SEC on August 14, 2017)
99.2	Amendment to the 2017 Stock Option and Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.7 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 29, 2023)
107.1*	Filing Fee Table

*	Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 13th day of July, 2023.

ImmuCell Corporation

By:	/s/ Michael F. Brigham
Michael F. Brigham
President, Chief Executive Officer and Principal Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby makes, constitutes and appoints Michael F. Brigham his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and generally to do all such things in the names and on the behalf of the undersigned in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gloria J. Basse	Director	July 13, 2023
Gloria J. Basse

/s/ Michael F. Brigham	President, Chief Executive Officer,	July 13, 2023
Michael F. Brigham	Principal Financial Officer and Director

/s/ Bobbi Jo Brockmann	Vice President of Sales and Marketing and Director	July 13, 2023
Bobbi Jo Brockmann

/s/ Bryan K. Gathagan	Director	July 13, 2023
Bryan K. Gathagan

/s/ Steven T. Rosgen	Director	July 13, 2023
Steven T. Rosgen

/s/ David S. Tomsche, DVM	Director	July 13, 2023
David S. Tomsche, DVM

/s/ Elizabeth S. Toothaker	Controller	July 13, 2023
Elizabeth S. Toothaker

/s/ Paul R. Wainman	Director	July 13, 2023
Paul R. Wainman

II-2